EXHIBIT 10.3

                          COLLOCATION LICENSE AGREEMENT

         This Collocation License Agreement (the "Agreement") is made as of the 3rd day of February, 1998 (the "Effective Date"), by and between NEXTLINK Texas Inc. with an office at 1300 Mockingbird Lane, Suite 200, Dallas, TX 75247 ("NEXTLINK"), and (Preferred Voice Inc.) a (Delaware) corporation, with an office at (6500 Greenville Avenue, Ste 570, Dallas, Texas 75206) ("Licensee"). In consideration of the mutual covenants and promises described herein, NEXTLINK and Licensee agree as follows:

         WHEREAS, NEXTLINK currently owns or leases certain premises (the "Premises" described in the Collocation Schedule(s) and amendments thereto, if any, identified herewith and made a part hereof; and

         WHEREAS, Licensee desires access to a portion of the Premises to locate therein certain telecommunications interconnection equipment (as defined below) and cabling (the "Equipment") for the purpose of interconnecting the Equipment with NEXTLINK's telecommunications network (the "NEXTLINK Network"); and

         WHEREAS, NEXTLINK is willing to grant Licensee a license to occupy a portion of the Premises upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, Licensee and NEXTLINK (collectively the "Parties") hereby agree as follows:

1.   LICENSE TO OCCUPY AND PERMISSIBLE USE.

     A. Subject to the terms provided below, NEXTLINK hereby grants to Licensee a license (the "License") to Install, operate, maintain, and repair a telecommunications system, associated equipment, lines and cables connected thereto (collectively, the "Equipment') in a portion of the Premises depicted in the Collocation Schedule attached hereto (the "Equipment Space"). As defined herein, the term "Equipment" shall mean only transmission equipment, such as optical terminating equipment and multiplexes, and equipment being collocated by Licensee to provide ATM, frame relay and other non-voice services to or for the benefit of its customers. The term "Equipment" shall specifically not include switching equipment or equipment used to provide voice services. Licensee shall co-locate the Equipment with NEXTLINK's telecommunications facilities and associated equipment (the "Facilities") at the Premises.

     B.   Each  Collocation  Schedule shall have attached  thereto the following
          Exhibits: The Floor Plan for the Equipment Space, identified as Exhibit A, General Terms and Conditions, identified as Exhibit B and Dispatch Labor Charges, identified as Exhibit C. Each Collocation Schedule shall only be effective upon its being dated and subscribed to by the parties for identification purposes and together with the terms hereof shall constitute the entire agreement between the parties with respect to the Equipment Space (collectively the "Agreement");

         C. Licensee may use the Equipment Space only for purposes of installing, maintaining and operating Equipment necessary to support interconnection to the NEXTLINK Network.

         D. If Licensee should interconnect the Equipment with equipment or services of any other entity other than NEXTLINK without obtaining the written consent of NEXTLINK, Licensee shall be in breach of this Agreement and NEXTLINK may pursue any legal or equitable remedy, including but not limited to the immediate termination of the License pursuant to Paragraph 16 of Exhibit B hereto.

3. LICENSE FEE. Licensee shall pay NEXTLINK, at the office of the NEXTLINK or at such other place as NEXTLINK may designate from time to time, a license fee(s) set forth in the Collocation Schedule for Licensee's use of the Equipment Space under the terms and conditions set forth herein (the "License Fee"). Licensee shall pay the License Fee in equal monthly installments in advance on the first day of each month. Licensee shall pay NEXTLINK interest at the rate of 11/2% per month on all sums not paid when due hereunder or the highest monthly interest rate legally permissible, whichever is less.

4. TERM. The term of the License to occupy each Equipment Space shall begin on the Requested Service Date," set forth in paragraph 3 of each Individual Collocation Schedule or, If applicable, on the date that NEXTLINK completes the build-out of the Equipment Space, whichever is later. The minimum term of the Licensee's license to occupy the Equipment Space shall be the period set forth in each Collocation Schedule (the "Term"). In the event that NEXTLINK is delayed in tendering possession of the Equipment Space to the Licensee for any reason other than the acts or omissions of Licensee, Licensee shall not be obligated to pay the Occupancy Fee or Service Fee set forth in the Collocation Schedule until such time as NEXTLINK tenders possession of the Equipment Space to Licensee. Except as provided herein, NEXTLINK shall not be liable to Licensee in any way as a result of such delay or failure to tender possession.

5. RENEWAL. Licensee shall have an option to renew the Term for an additional 7 year period, subject to agreement by the parties on the License Fee for the renewal period, which License Fee will be the higher of the License Fee at the and of the initial 2 years or the then-current market rate for the License.
Licensee's option to renew the License for each Equipment Space shall be contingent on the election by NEXTLINK to continue to own or lease the Promises in which the Equipment Space is located for the duration of the Renewal Period(s), such election to be exercised at the sole discretion of NEXTLINK

5. ACKNOWLEDGMENT OF UNDERSTANDING. The Parties acknowledge that they have read the Agreement, understand it and agree to be bound by Its terms and conditions. Further, the Parties agree that the Agreement is the complete and exclusive statement of the agreement between the parties relating to the subject matter of the Agreement, and supersedes all proposals, letters of intent or prior agreements, oral or written, and all other communications and representations between the parties relating to such subject matter.

NEXTLINK Texas, Inc.                               Preferred Voice, Inc.

By: /s/ D. Blake Lee                                By:   /s/ Mary Merritt
    --------------------------------                      ----------------------
Printed Name:   D. Blake Lee                        Printed Name:   Mary Merritt
               ---------------------                             ---------------
Title:    Account Representative                    Title:    VP Finance
          --------------------------                        --------------------
Date:     2/5/98                                    Date:
          --------------------------                        --------------------

                           COLLOCATION SCHEDULE NO. 1



THIS COLLOCATION SCHEDULE IS MADE ON THIS 3RD DAY OF FEBRUARY, 1999 AND SUBJECT TO ALL DEFINITIONS, TERMS AND CONDITIONS OF THAT CERTAIN COLLOCATION LICENSE AGREEMENT, DATED ________, 1999 (THE "AGREEMENT") BY AND BETWEEN NEXTLINK Texas, Inc., with an office at 1300 Mockingbird Lane, Suite 200, Dallas, Texas 75247 ("NEXTLINK"), and Preferred Voice, Inc., a Delaware corporation, with an office at 6500 Greenville, Suite 570, Dallas, Texas 75206.

1)       ADDRESS OF TERMINAL FACILITY               2.       SPACE ALLOCATION

         --------------------------------           ----------------------------

         --------------------------------           ----------------------------

         --------------------------------           ----------------------------

3.       MINIMUM TERM: 2 YEARS                       4.       RENEWAL PERIOD
         Requested service date: _______             (To be completed at time of
                                                     Renewal)

5.       MONTHLY RECURRING SERVICE FEES

OCCUPANCY FEES        $1,000.00                      $50.00/mo. per foot -
                                                     $1,000.00/mo. per cabinet
CROSS-CONNECT FEES1   $___________                   $100.00/DS-1 x _____
                                                       $500.00 DS-3x
POWER CHARGE          $___________

AC (120 VOLT)2        $___________                   $60.00/mo. per 120 Volt/20
                                                        amp "unprotected"
DC                    $ 200.00                       $10.00/mo. per - 48 volt DC
                                                        amp "protected"

6.       NON-RECURRING FEES

Build-Out Fees         $ 2,000.00                    $25.00 x ____ per foot or
                                                        $2,000 per cabinet
Cross-Connect Install  $_________                    $100.00 x___ (each DS-1 and
                                                        DS-3 installed)
Escort Services        $_________                    SEE EXHIBIT C
Misc. Labor Charges    $_________                    SEE EXHIBIT C


7.       PRIVATE LINE ACCESS FEES                    ORDERS WILL BE PLACED ON
                                                     SEPARATE AGREEMENT

------------------

         (1)A "cross-connect" is an electrical connection made between two DS-1 circuits on a DSX-1 cross-connect panel or two DS-3 circuits on a DSC-3 cross-connect panel which interconnects the Equipment with other telecommunications services. NEXTLINK shall provide appropriate cable facilities (i.e., patch cords and cables required to connect DSX-N jacks) between the Equipment and NEXTLINK common cross-connect panel located at the period beyond the expiration of the Term of the Agreement.

       (2)AC Power charges will be applied based on Customer connected Equipment load based on an initial survey and adjusted annually based on surveys performed on or about the anniversary of the original survey.

         DS-1 Service       $                         One Channel Term, Plus
                                      ----------------Fixed, Plus Mileage

         DS-3 Service       $                         One Channel Term, Plus
                                      ----------------Fixed, Plus Mileage

         Muxing Fees        $                         Marketing/Tariffed Rate
                                      ----------------

         Private Line NRC   $                         One Channel Termination
                                      ----------------Charge

EXHIBIT A TO THIS SCHEDULE DEPICTS THE WORK LICENSEE SHALL PERFORM TO PREPARE THE EQUIPMENT SPACE FOR LICENSEE OCCUPANCY AND USE.

LICENSEE:                                     NEXTLINK:

By:                                           By:
     ----------------------------                 ------------------------------
Printed Name:                                 Printed Name:
          -----------------------                      -------------------------
Date:                                         Date:
     ----------------------------                 ------------------------------

[CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED SHALL HAVE THE MEANINGS AS SET FORTH IN THE AGREEMENT.]

EXHIBIT A to Collocation Schedule No.

EXHIBIT A
TO COLLOCATION SCHEDULE NO. 1

THE FLOOR PLAN

                                    EXHIBIT B

TO COLLOCATION SCHEDULE NO. 1

                          STANDARD TERMS AND CONDITIONS

1. RESERVATION OF RIGHTS. NEXTLINK reserves the right to grant, renew or extend similar licenses to others for locating equipment and facilities in the Premises. Further, nothing contained herein shall be construed as granting to Licensee any property or ownership rights in the Premises.

2. INTERCONNECTION. NEXTLINK shall allow Licensee to connect the Equipment to the Facilities in accordance with industry accepted practices and procedures.

3. USE. Licensee shall use the Equipment Space and the Equipment installed within the Premises solely to provide ATM, frame relay and other non-voice (THIS PROVISION MAY OR MAY NOT PERTAIN TO YOUR CUSTOMER)telecommunications services to or for the benefit of its customers. Licensee shall not prohibit or interfere with the use of the Promises or any portion thereof, by NEXTLINK or other tenants, licensees or occupants of the Premises. Licensee shall not sublicense, lease, rent, share, resell or allow the use of the Equipment or Equipment Space, In whole or In part, by any third party, including but not limited to other providers of computer or telecommunications services, without NEXTLINK's prior written consent.

4. ACCESS. Subject to the terms and limitations described herein, including NEXTLINK's reasonable security measures. NEXTLINK shall provide Licensee reasonable access to the Premises, including the Equipment Space, 24 hours a day, 7 days a week, every day of each year, so that Licensee may perform installation, operation, maintenance, replacement and repair functions. Ali such access and other activities shall be subject to Licensee's providing NEXTLINK with reasonable advance notice, and shall be at Licensee's expense. During such access, Licensee must be accompanied at all times by NEXTLINK's designated representative. Licensee shall provide full and free access to NEXTLINK to the Equipment at all times.

5.       UTILITIES AND INTERRUPTIONS.

         A. During the Term, NEXTLINK shall furnish to Licensee electrical power necessary to meet the reasonable requirements of Licensee, at the Promises. If the power provided by NEXTLINK causes interference with the proper operation of Licensee's Equipment, Licensee will be responsible for providing at Licensee's sole expense any filtering or regulation devices within the Equipment Space, to correct the interference.

         B. Licensee shall pay all costs associated with installation of a separate electrical panel and meter for the Equipment in the Equipment Space. Licensee shall pay, and otherwise be responsible for and indemnify NEXTLINK against all electrical, HVAC and other utility costs attributable to such Equipment and all of Licensee's activities in the Promises. Licensee shall pay for electrical, HVAC and other utility costs directly to the applicable utilities and vendors, or Licenses's pro rata share of such costs to NEXTLINK if NEXTLINK is billed therefor by the utilities.

         C. NEXTLINK shall use all reasonable efforts to notify Licensee in advance of any planned utility or other interruptions or outages which may interfere with Licensee's use. Further, the parties shall use their best efforts to avoid any unnecessary interruptions and, where required, to work with each other to plan and coordinate necessary service and utility interruptions so as to minimize disruptions to Licensee's Equipment and NEXTLINK's Facilities. However, NEXTLINK shall not be liable, including without limitation to Licensee or any of its customers, for any damages, liabilities or expenses resulting from or caused by such interruptions or outages.

6.       INSTALLATION.

         A. Prior to the commencement of any work at or around the Premises, Licensee shall, at its cost and expense, prepare and deliver to NEXTLINK working drawings, plans and specifications (the "Plans"), detailing the technical characteristics, location and size of the Equipment and/or the Equipment Space, specifically describing the proposed installation and related work, and detailing the schedule for all installation activities related hereto. No work shall commence until NEXTLINK, in its sole discretion, has approved the Plans in writing. The Equipment shall be designed and constructed so as to prevent electromagnetic and radio frequency signal leakage.

         B. Licensee shall:

                  I. perform Such installation and related work in a safe manner consistent with the Equipment manufacturers' specifications and other requirements provided by NEXTLINK:

                  II. perform such construction and work so as to minimize interference with the operation of the Premises and the occupants' activities and businesses;

                  III. perform heavy construction or installation activities, which would reasonably be considered as disruptive or noisy, before 8:00 a.m. and after 5:00 p.m

                  IV. obtain necessary federal, state and municipal permits, licenses and approvals, prior to the commencement of any installation and related work;

                  V. conduct its installation activities with manufacturer-certified technicians;

                  VI. be responsible for safety conditions in the areas of work performance at all times;

                  VII. keep the installation areas safe and orderly at all times; and

                  VIII. upon completion of installation, leave the Premises clean and free from all of its materials, tools, and equipment not required after Installation and from all rubbish and debris which result from installation.

         C. NEXTLINK shall have the right to order Licensee to stop its installation activities, without liability to NEXTLINK, it such activities are interfering with the operation of the Promises or the occupants' activities and quiet enjoyment thereof..

7. LICENSEE'S COVENANTS AND WARRANTIES. LICENSEE HEREBY COVENANTS AND WARRANTS:

     A. To keep the Equipment Space and the Equipment in good order, repair and condition throughout the Term and to promptly and completely repair all damage to the Premises caused by Licensee;

     B. To comply with federal, state and municipal laws, orders, rules and regulations applicable to its activities and the Equipment; and

     C. Not to disrupt, adversely affect or interfere with other providers of services in the Promises or with any occupant's use and enjoyment of its leased premises or the common areas of the Premises.

8.   EQUIPMENT OWNERSHIP AND MAINTENANCE.

     A. The Equipment shall belong to Licensee and shall be located in the Premises at the sole risk of Licensee, and NEXTLINK shall not be liable for damage thereto or theft, misappropriation or loss thereof, except in the event of NEXTLINK's gross negligence or willful misconduct. All Equipment supplied by Licensee shall be labeled by the Licensee as such.

     B. Licensee shall at its sole expense maintain and repair its Equipment, including without limitation to avoid hazard or damage to the Facilities or injury to NEXTLINK employees, agents and suppliers or to the public. In case where additional protedon facilities are required, the same shall be provided by Licensee, at Licensee's sole expense. NEXTLINK shall have no responsibility for the maintenance and repair of the Equipment, except that NEXTLINK shall agree to maintain the Equipment in accordance with the Equipment manufacturers' specifications, subject to Licensee's payment to NEXTLINK of fees which would be agreed upon by the parties in advance of NEXTLINK providing such Maintenance services and subject to Licensee's providing training or arranging with the Equipment manufacturers to provide NEXTLINK with training on maintaining the Equipment. Licensee shall pay the costs for any such training received by NEXTLINK.

     C. At the expiration or termination of this Agreement, Licensee will remove the Facilities and Licensee's personal property from the Premises In a neat and orderly manner, and repair all damage caused by such removal, at Licensee's sole cost and expense. Any property not so removed within 60 days after the expiration or termination of this Agreement shall be deemed the property of NEXTLINK and Licensee shall be liable for all costs incurred by NEXTLINK from removing the Equipment which Licensee failed or refused to remove and from repairing the Premises as a result thereof.

9. CONDITION OF EQUIPMENT SPACE AND PROMISES. NEXTLINK makes no warranty or representation regarding the Premises, including without limitation that the Equipment Space, the Facilities or the Promises are suitable for the License or its Intended use thereof. Licensee has inspected the Equipment Space and the Promises. accepts the same was is" and agrees that NEXTLINK is under no obligation to perform any work or provide any materials to prepare the Equipment Space or the Premises for Licensee.

10.      LIMITATIONS ON USE AND RELOCATION.

         A. NEXTLINK may limit the use of the Equipment Space or any portion thereof by Licensee hereunder when necessary because of conditions beyond its control as set forth in 17.a and 17.n. In addition, NEXTLINK reserves the right at all time during the Term to suspend any and all services and/or Facilities to be provided hereunder, including, without limitation to furnishing of electrical power, and remove, change or otherwise terminate the operation of Licensee-supplied Equipment installed in the Equipment Space without notice, it NEXTLINK deems, in its sole discretion, that such actions necessary to protect the public or NEXTLINK personnel, agents, and NEXTLINK Facilities or services from damages or injury of any kind. NEXTLINK may also effect such action after notice to Licensee in accordance with Section 16.a hereof. Where possible, NEXTLINK will notify Licensee promptly of such action and work in cooperation with Licensee to effect such remedies so as to permit the Equipment to be returned to operation in an acceptable manner.

         B. NEXTLINK shall have the right to relocate or require the relocation of the Equipment if such relocation was necessary or desirable, in NEXTLINK's reasonable judgment, including without limitation due to damage to the Premises. In such event, NEXTLINK shall provide Licensee with reasonable advance notice of the need to relocate such Equipment, and the parties shall meet to agree upon the activities required for such relocation. Licensee shall be responsible for all costs resulting from such relocation of the Equipment. It Licensee and NEXTLINK are unable to agree upon the terms of such relocation, Licensee can terminate the Agreement, subject to Licensee's performing its obligations resulting from termination.

11. INDEMNIFICATION. Licensee shall defend, indemnify. and hold NEXTLINK its principals, officers, directors, agents, and employees harmless from and against any loss, cost, damage, liability, claims and expenses of any kind arising directly or indirectly from the installation, operation, maintenance and repair of the Equipment or from Licensee's or any of Licensee's subcontractors' or agents' acts or omissions including, but not limited to, reasonable attorneys' fees and court costs, except to the extent such loss, damage, cost or expense is due to the gross negligence or willful misconduct of NEXTLINK or its employees or agents. The provisions of this Section 11 shall survive termination of this Agreement.

12.      INSURANCE.

         A. Licensee shall maintain such insurance, including through a blanket policy, as will fully protect both Licensee and NEXTLINK from any and all claims by employees of Licensee under the Workers' Compensation Act or employees liability laws, including any employers' disability insurance laws, and from any and all other claims of whatever kind or nature for any and all damage to property or for personal injury, including death to anyone whomsoever, that may arise from Licensee's acts or omissions, including without limitation installation, operations, maintenance or repair services, in or around the Premises by Licensee or by anyone directly or indirectly engaged or employed by Licensee. Licensee shall provide NEXTLINK with certificates evidencing the required coverage before NEXTLINK begins any installation work or services in or around the Premises and indicating that NEXTLINK shall be notified not less than sixty (60) days prior to any cancellation or material change in any coverage. Such insurance shall also name NEXTLINK as an additional insured party under the coverage.

         B. Licensee's General Liability Insurance shall be a combined single limit of $2,000,000.

         C. Insurance described in subsections (a) and (b) of this Section 12 shall be maintained by Licensee throughout the term of this Agreement and any period during which any claims arising from this Agreement are or may be outstanding. Upon Licensee's default in obtaining or delivering any such policy or certificate of insurance or Licensee's failure to pay the premiums therefor, NEXTLINK may (but shall not be obligated to) secure or pay the premium for any such policy and charge Licensee the cost of such premium, or NEXTLINK may terminate this Agreement without liability to Licensee.

13. LIENS. Licensee shall be responsible for the satisfaction or payment of any liens for any provider of work, labor, material or services claiming by, through or under Licensee. Licensee shall also indemnify, hold harmless and defend NEXTLINK against any such liens, including reasonable attorneys' fees. Such liens shall be discharged by NEXTLINK within 30 days after notice of filing thereof by bonding, payment or otherwise, provided that Licensee may contest any such liens in good faith and by appropriate proceedings.

14. SUBCONTRACTORS. Licensee may subcontract any portion of work within the Promises contemplated by this Agreement to any entity competent to perform such work. Licensee must obtain NEXTLINK's written approval before utilizing any subcontractor to perform any activities under this Agreement. In no event shall such subcontract relieve Licensee of any of its obligations or liabilities under this Agreement for its subcontractors.

15. CONFIDENTIALITY. The Parties agrees that all documentation and information provided by the other shall be used solely in connection with the installation, operation, maintenance, and repair of the Equipment, that all such documentation and information shall be deemed proprietary to the disclosing party and shall be received and maintained in confidence. The receiving party agrees to take such precautions as may be necessary to protect the information from disclosure to others or from use by itself or others for any purpose inconsistent with this Agreement without the prior consent of the disclosing party.

16.      TERMINATION.

         A. Termination for Breach. Either party may terminate the Agreement if the other party materially breaches any warranty. representation, agreement, or obligation contained or referred to in the Agreement, provided the non-breaching party has given the breaching party notice of such breach and there has been a failure to cure such breach within a 30 calendar day cure period, unless another cure period is noted below, after receipt of such notice.

         B. Events of Material Breach. Events of material breach of a warranty, agreement, representation, or obligation include, but are not limited to:

                  I. Interference caused to Facilities or other equipment or facilities at the Premises by the installation, operation, maintenance, replacement or repair of the Equipment, which breach must be cured within 24 hours;

                  II. Failure by Licensee to pay the License Fee and interest as and when due, which breach must be cured within a ten calendar day period;

                  III. Breach by either party of any material nonmonetary provision of the Agreement;

                  IV. If Licensee abandons or deserts the Equipment during the Term hereof or Licensee Effective Date.

                  V. Licensee's failure to complete all installation activities within three months of the Effective Date.

17.      GENERAL.

         A. DAMAGES LIMITATION AND DISCLAIMER. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO THE OTHER PARTY'S CUSTOMERS FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOST PROFITS, LOST GOODWILL, OR LOST BUSINESS, ARISING UNDER OR AS A RESULT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, IN NO EVENT WILL NEXTLINK BE LIABLE TO LICENSEE FOR ANY DAMAGES, DIRECT OR INDIRECT, TO LICENSEE-SUPPLIED EQUIPMENT ARISING OUT OF LICENSEE'S USE OF THE PREMISES OR THE SERVICES PROVIDED
HEREUNDER, UNLESS SUCH DAMAGES ARE THE DIRECT RESULT OF NEXTLINK IS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         B. ASSIGNMENT. Licensee shall not assign, transfer or otherwise encumber any Interest It has hereunder or may have in the Equipment Space, this Agreement or delegate its duties hereunder without the prior, written consent of NEXTLINK, which consent will not be unreasonably withhold or unduly delayed; except that upon notice to the NEXTLINK, Licensee may, without obtaining NEXTLINK's prior consent, make such assignment to: (a) an entity which Licensee controls, is controlled by or is under common control with; or (b) an entity which succeeds to all or substantially all of Licensee's assets whether by merger, sale or otherwise, provided that the assignee assumes in full the obligations of Licensee under this Agreement. This Agreement shall inure to the benefit of and be binding on all successors and assigns. Any assignment in contravention of these provisions shall be null and void.

         C. NOTICE. Every notice required or permitted hereunder shall be in writing and shall be delivered to the party's address set forth in the preamble of the Agreement. Either Party May change its address for the purpose of notice hereunder by providing the other party with notice of the now address.

         D. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Washington. Venue for any action between the parties shall be in Seattle. Washington. and Licensee agrees to accept exclusive personal jurisdiction of such courts.

         E. SEVERABILITY. If any term or condition of the Agreement shall to any extent be held invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall not be affected thereby, and each term and condition shall be valid and enforceable to the fullest extent permitted by law.

         F. NONWAIVER. Any failure or delay by either party to exercise or partially exercise any right, power or privilege under the Agreement shall not be deemed a waiver of any such right, power, or privilege under the Agreement.

         G. MODIFICATIONS. No modifications or amendments to the Agreement and no waiver of any provisions hereof shall be valid unless in writing and signed by duly authorized representatives of the parties.

         H. BINDING EFFECT. The Agreement binds the named parties and each of their employees, agents, independent contractors, representatives and persons associated with it.

         I. AUTHORIZATION. Both parties have full power and authority to enter into and perform this Agreement. The representatives signing this Agreement on behalf of the parties have been properly authorized and empowered to enter into this Agreement.

         J. ACKNOWLEDGMENT OF UNDERSTANDING. The parties acknowledge that they have read the Agreement, understand it and agree to be bound by its terms and conditions. Further, the parties agree that the Agreement is the complete and exclusive statement of the agreement between the parties relating to the subject matter of the Agreement, and supersedes all proposals, letters of intent or prior agreements, oral or written, and all other communications and representations between the parties relating to the subject matter of the Agreement.

         K. NOTICE OF DELAYS. When either party has knowledge that any actual or potential situation is delaying or threatens to delay the timely performance of this Agreement, that party shall, within five working days, give notice thereof, including all relevant information with respect thereto, to the other party.

         L. ATTORNEYS' FEES AND COSTS. If any litigation is brought to enforce, or arises out of, the Agreement or any term, clause, or provision hereof, the prevailing party shall be awarded its reasonable attorneys' fees together with expenses and costs incurred with such litigation, including necessary fees, costs, and expenses for services rendered, as well as subsequent to judgment in obtaining execution thereof.

         M. INDEPENDENT CONTRACTOR RELATIONSHIP. Nothing contained herein shall be construed to imply a joint venture, partnership, or employer and employee relationship between the parties. Neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other except as defined in this Agreement or as mutually agreed to under the terms of this Agreement. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purpose whatsoever.

         N. FORCE MAJEURE. Neither party shall be liable or responsible for delays or failures in performance resulting from events beyond the reasonable control of such party. Such events shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, acts of government, fire, power failures, nuclear accidents, earthquakes, unusually severe weather, or other disasters, whether or not similar to the foregoing. Licenses shall not be entitled to abate payment of the License Fee during the pendency of any delays or failures in performance caused by or resulting from an event beyond the reasonable control of a party.

         O. AUTHORITY. Neither party shall have any authority to bind, obligate or commit the other party by any representation or promise without the prior written approval of the other party.

         P. REMEDIES. Except as otherwise provided for herein, no remedy conferred by any of the specific provisions of the Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder, now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by either party shall not constitute a waiver of the right to pursue other available remedies.

         Q. SURVIVAL. The terms, conditions and warranties contained in the Agreement that by their sense and context are intended to survive the performance hereof by the parties hereunder shall so survive the completion of the performance, cancellation or termination of the Agreement.

EXHIBIT C
to Collocation Schedule No. 1
DISPATCH LABOR CHARGES

The following charges shall be applied for Escort Services and any other labor performed by NEXTLINK Texas-authorized personnel, employees, or contractors at the request of the Customer.

1.  Normal NEXTLINK Texas business hours.         $100.00 for the first 1/2 hour
                                                  $50.00 for each additional 1/2

(Monday through Saturday 7:00 am until 7:00 pm, except NEXTLINK observed holidays)

2.  Off Hour NEXTLINK Texas business hours:       $300.00 for the first 1/2 hour
                                                  $75.00 for each additional 1/2

(Monday through Saturday 7:00 pm until 7:00 am, except NEXTLINK observed holidays)

3.  Sunday and Holiday NEXTLINK Texas             $300.00 for the first 1/2 hour
    business hours:                               $75.00 for each additional 1/2

Note: Labor hours are billed in half hour increments. Sunday and Holiday hours have a four hour minimum.

                            NEXTLINK TEXAS [Graphic]

POLICY ON COLLOCATION:

THE MONTHLY RECURRING CHARGE FOR RACK COLLOCATION IS $1,000,000, PER MONTH, PER CABINET. THIS ENTITLES THE CUSTOMER TO:

1) One 7"x23" relay rack or footprint of equivalent size.        |_|YES   |_| NO
2) Access to -48VDC power feeds.  (One "A" and one "B" feed)     |_|YES   |_| NO
3) Amounts of additional -48DC power @ $10.00/amp                |_|YES   |_| NO
4) 24 Hour access to their equipment for maintenance.            |_|YES   |_| NO
5) Card access may be utilized.                                  |_|YES   |_| NO
6) Access to 110 VAC power for testing and equipment.            |_|YES   |_| NO
7) Transmission cabling to the space (non-terminated).           |_|YES   |_| NO
8) Relay rack grounding.                                         |_|YES   |_| NO
9) Environmental monitoring (HVAC, temperature and water)        |_|YES   |_| NO
10)Labor for Power feeds and relay rack monitoring.              |_|YES   |_| NO

Please note

IT IS ESSENTIAL FOR THE CUSTOMER TO HAVE -48VDC POWER REQUIREMENTS. NEXTLINKpowers all equipment on a -48VDC plant with battery back up. In the event of a local power failure, battery back up will engage. Customer will not recognize loss of power.

If customer has AC requirements, NEXTLINK will have the customer purchase an inverter to terminate to the NEXTLINK power plant. NEXTLINK requires the customer to size inverter to allow forecasting of future growth. AC power is not protected against disruption in service.

IF NECESSARY, A NON-RECURRING CHARGE BASED ON TIME AND MATERIALS WOULD BE ASSESSED TO COVER:

         1) The labor and hardware required to extend ladder racking.
         2) -48VDC  power in excess of 10 amps per relay  rack being  installed.
         3) If the customer wishes to supply their own cabinet, the cabinet will be subject to NEXTLINK approval along with any charges to install the cabinet.

THE MONTHLY RECURRING CHARGE FOR FLOOR SPACE IS $50.00, PER MONTH, PER FOOT. THIS ENTITLES THE CUSTOMER TO:

1) Caged Area 13                                                 |_|YES   |_| NO
2) Access to -48VOC power feeds. (one "A" and one "B" feed)      |_|YES   |_| NO
3) Amount -48VDC power required 0 $1 0.00/amp                    |_|______ AMPS
4) 24 Hour access to their equipment for maintenance.            |_|YES   |_| NO
5) Card access may be utilized.                                  |_|YES   |_| NO
6) 110 VolV20 amp AC Outlet placed inside Customer space         |_|YES   |_| NO
7) Additional unprotected" 110 Volt/20 amp 0 $60.00/each         |_|__________
8) Transmission cabling to the space. (non-terminated)           |_|YES   |_| NO

9) Relay rack grounding.                                         |_|YES   |_| NO
10) Environmental monitoring (HVAC, temperature and water)       |_|YES   |_| NO
11) Labor for Power feeds and relay rack monitoring.             |_|YES   |_| NO

Please note:

IT IS ESSENTIAL FOR THE CUSTOMER TO HAVE -48VDC POWER REQUIREMENTS.
NEXTLINK powers all equipment on a -48VDC plant with battery back up. In the event of a local power failure, battery back up will engage. Customer will not recognize loss of power.

If customer has AC requirements, NEXTLINK may have the customer purchase an inverter to terminate to the NEXTLINK power plant. NEXTLINK requires the customer to size inverter to allow forecasting of future growth.

IF NECESSARY, A NON-RECURRING CHARGE BASED ON TIME AND MATERIALS WOULD BE ASSESSED TO COVER:

4)   The labor and hardware required to extend ladder racking.
5)   -48VDC power in excess of 10 amps per relay rack being installed.
6) If the customer wishes to supply their own cabinet, the cabinet will be subject to NEXTLINK approval along with any charges to install the cabinet.

LOCAL CITY ISSUES FOR RESOLUTION

The customer's equipment is subject to the same environmental, grounding and operational specifications as the equipment in the NEXTLINK network. Any equipment that falls outside these parameters would be subject to denial in the Collocation space. NEXTLINK Engineering would make this determination. All power maintenance performed by NEXTLINK would be scheduled in such a manner as to allow for the customer to "man" their equipment if necessary. The cost of coverage will be at the sole expense of the customer.

                                                         ____ (Licensee Initial)

SUMMARY OF QUALITY STANDARDS FOR COLLOCATION CUSTOMERS
------------------------------------------------------

EQUIPMENT MOUNTED IN RELAY RACK OR CABINET

A. Must be able to be mounted alone or with brackets supplied to fit into relay racks or cabinets.

B. If equipment is not able to be mounted alone or with brackets a shelf or shelves if provided.

CABLING

1. Cable and wire will always be secured with cord or twine. Nylon cable ties are not acceptable on horizontal cable racks or any location where personnel safety and cable sheath protection can not be assured.

2. All sewing operations will be ended with a square knot and excess cord trimmed off.

3. All cables and wire will break off side of cable rack (not be run through cable rack) to equipment.

4. Protect all cable at break-offs with formed fiber or sheet fiber cut to size and secured.

5. Rubber or neoprene covered wire must be protected by sheet fiber when it is secured with cord or nylon ties.

6. Nylon ties may not be used for the following applications: A. Securing fiber optic cable. B. Securing cable or wire on cable racks and break-offs.
     C. Securing power cable.

7. Cut nylon cable ties so that no sharp edges will protrude, they must be flush or under flush.

8. All types of cable racks containing power wire and cable will have all threaded rod supports protected with fiber tubing.

SAFETY

9. All reasonable precautions will be taken to avoid physical injury of personnel, inter of service or damage to equipment. All rings, wrist watches, metal bracelets, etc. removed for personal safety.

ELECTROSTATIC DISCHARGE (ESD)

10.  ALL ESD PRECAUTIONS MUST BE TAKEN.

                                                        _____ (Licensee Initial)